UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

SOC TELEMED, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2411 Dulles Corner Park, Suite 475

Herndon, Virginia 20171

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 2, 2022, SOC Telemed, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Patient Square Capital.

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, automatically be converted into the right to receive $3.00 in cash (the “Merger Consideration”), without any interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time:

●	each option to purchase shares of Common Stock that is vested as of the Effective Time and that is outstanding as of immediately prior to the Effective Time will, provided that such option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Common Stock underlying such vested stock option multiplied by (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price for such vested stock option, subject to applicable withholding taxes;

●	each option to purchase shares of Common Stock that is not vested as of the Effective Time and that is outstanding as of immediately prior to the Effective Time will, provided that such option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time;

●	any option to purchase shares of Common Stock, whether vested or unvested as of the Effective Time, that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration;

●	each restricted stock unit held by a non-employee director of the Company that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Common Stock underlying such restricted stock unit multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes;

●	each restricted stock unit (other than those held by a non-employee director of the Company) that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time;

●	each performance-based restricted stock unit that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has been satisfied as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Common Stock underlying such performance-based restricted stock unit multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes; and

●	each performance-based restricted stock unit that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has not been satisfied as of immediately prior to the Effective Time will be canceled for no consideration.

Following the date of the Merger Agreement, except for the offering under the Company’s 2020 Employee Stock Purchase Plan (the “Company ESPP”) in effect as of the date of the Merger Agreement, no offering under the Company ESPP will be authorized or commenced after the date of the Merger Agreement, no new participants will commence participation in the Company ESPP after the date of the Merger Agreement, no participant in the Company ESPP will be permitted to increase his or her payroll contribution rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions on or following the date of the Merger Agreement, the accumulated contributions of each participant will be used to purchase shares of Common Stock prior to the Effective Time in accordance with the Company ESPP, after which all purchase rights under the Company ESPP will be terminated, and the Company ESPP will terminate effective as of (and subject to the occurrence of) the Effective Time.

In addition, as of the Effective Time, each warrant to purchase shares of Common Stock that is outstanding as of immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant to purchase shares of Common Stock and become a warrant exercisable for Merger Consideration.

If the Merger is consummated, the Company’s Common Stock and warrants to purchase shares of Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any order, injunction or law prohibiting the Merger, (4) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (5) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (6) each party having received from the other party a certificate confirming that the relevant conditions have been satisfied with respect to that party. The parties expect the transaction to close in the second quarter of 2022.

Go Shop; No Solicitation

Until 11:59 p.m. (New York time) on March 4, 2022 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit alternative acquisition proposals, (2) provide information (including non-public information) to third parties in connection therewith pursuant to an acceptable confidentiality agreement, and (3) initiate or continue discussions with third parties in connection therewith. From and after 11:59 p.m. (New York time) on March 4, 2022, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by August 2, 2022, subject to certain limitations, (2) a court of competent jurisdiction has issued a final, non-appealable injunction prohibiting the consummation of the Merger, (3) the Company’s stockholders fail to adopt the Merger Agreement, and (4) the other party breaches its representations, warranties or covenants in the Merger Agreement such that certain conditions would not be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

If the Merger Agreement is terminated in certain other circumstances, including by the Company in order to enter into a superior proposal or by Parent because the Board withdraws its recommendation in favor of the Merger, the Company would be required to pay Parent a termination fee of $11,493,750; provided that a lower fee of $7,662,500 will apply with respect to a termination to enter into a superior proposal during the Go Shop Period.

In addition, if the Merger Agreement is validly terminated (1) by Parent for the Company’s breach of its representations, warranties or covenants in the Merger Agreement such that certain conditions would not be satisfied, subject in certain cases, to the right of the Company to cure the breach, (2) by either party if the Company’s stockholders fail to adopt the Merger Agreement or (3) because the Merger Agreement is not completed by August 2, 2022 (subject to certain limitations), the Company will be required to pay Parent the termination fee if, within 12 months after termination of the Merger Agreement, the Company enters into an alternative acquisition proposal that was made prior to the termination of the Merger Agreement.

Financing

Concurrently with the execution of the Merger Agreement, a fund managed by Patient Square Capital (the “Patient Square Fund”) has entered into an equity commitment letter pursuant to which, among other things, it has committed to invest, directly or indirectly, a cash amount in Parent for purposes of the consummation of the transactions contemplated by the Merger Agreement, subject to the terms and conditions set forth therein. The Company is a third-party beneficiary with respect to certain enforcement rights under the equity commitment letter. In addition, and also concurrently with the execution of the Merger Agreement, the Patient Square Fund has entered into a limited guaranty in favor of the Company, pursuant to which it has agreed, among other things, to guarantee certain obligations that may be owed by Parent and Merger Sub pursuant to the Merger Agreement, subject to the terms and conditions set forth in such limited guaranty.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the right of Company stockholders to receive the Merger Consideration, the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement and the right of holders of Company warrants to receive the Merger Consideration upon the proper exercise of a warrant pursuant to its terms) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement (as defined below) that the Company will file, as well as in the public reports that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Support Agreements

On February 2, 2022, concurrently with the execution of the Merger Agreement, each of Christopher M. Gallagher, the Company’s Chief Executive Officer and a member of the Board, the Gallagher 2020 Children’s Trust, for which Dr. Gallagher serves as a trustee, Steven J. Shulman, the Chairman of the Board, and SOC Holdings LLC, an affiliate of Warburg Pincus LLC (collectively, the “Supporting Company Stockholders”), entered into a voting and support agreement (each, a “Support Agreement”) with the Company and Parent pursuant to which each of the Supporting Company Stockholders has agreed, among other things, to vote their shares of Common Stock in favor of adoption of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect. The Support Agreements cannot be amended without the consent of the Company, Parent and the respective Supporting Company Stockholder.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Support Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Patient Square Capital, the Company will file with the SEC relevant materials, including a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company’s stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.soctelemed.com or by contacting the Company’s investor relations department at the following:

SOC Telemed, Inc.

srubis@soctelemed.com

(214) 681-7991

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 10, 2021. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, will be included in the Proxy Statement that will be filed with the SEC relating to the proposed transaction when it becomes available. You may obtain free copies of these documents, when available, using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Patient Square Capital, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including statements about the parties’ ability to consummate the proposed transaction on the anticipated timeframe or at all, to make any filing or take any other action required to consummate the proposed transaction on the anticipated timeframe or at all, or to realize the anticipated benefits of the proposed transaction, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timeframe, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the proposed transaction; (ii) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (iii) the Company’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or pandemics; (xv) any potential negative effects of this communication or the consummation of the proposed transaction on the market price of SOC Telemed’s common stock; and (xvi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each as may be updated or supplemented by any subsequent filings that the Company may file with the SEC, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Investors are cautioned not to place undue reliance on such statements which speak only as of the date they are made. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and other similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of February 2, 2022, by and among SOC Telemed, Inc., Spark Parent, Inc. and Spark Merger Sub, Inc.

99.1	Form of Voting and Support Agreement, dated as of February 2, 2022, by and among Spark Parent, Inc., SOC Telemed, Inc. and the stockholder party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: February 4, 2022	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary